Exhibit 99.1

Ironclad Performance Wear Secures $6 Million Credit Line to Fund Growth

Multi-Year Agreement Increases Working Capital Availability and Reduces Borrowing Costs

LOS ANGELES, CA – December 11, 2012 – Ironclad Performance Wear Corporation (ICPW), the recognized leader in high-performance task-specific performance work gloves, has entered into a new commercial banking relationship with Union Bank of California which increases the company’s access to working capital and reduces borrowing costs.

Under the terms of this new agreement, Ironclad has total borrowing capacity of up to $6 million, with the first $3.5 million in unrestricted funds and borrowings above this amount subject to a borrowing base. The new credit line matures on November 30, 2014 and allows the Company to fix varying amounts of debt at an interest rate of LIBOR plus 2% and carry the balance at the bank’s reference rate minus 0.25%. This funding replaces a $3 million receivables factoring agreement with another party which Ironclad used over the past three years until its recent expiration.

Ironclad will deploy this new line as-needed to help fund anticipated growth in 2013 and 2014, including its plans for international expansion.

“This new banking relationship, which also includes traditional commercial banking activities, will result in an annual savings of about $125,000,” said Thomas Kreig, Ironclad’s Senior Vice President of Finance. “Our continued success and strengthened financial position enabled us to secure more favorable financing terms and pursue a competitive selection process. By selecting Union Bank, we have established a close working relationship with a trusted and reliable institution that we believe will meet our banking needs at attractive terms over the next several years.”

About Ironclad Performance Wear Corporation
Ironclad Performance Wear is an aspirational brand leader in technical, task-specific, performance work gloves, having created the performance work glove category in 1998. The company continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for numerous industries, including oil & gas exploration, automotive and construction, as well as police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, auto parts stores and sporting goods retailers nationwide, and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit www.ironclad.com.

About UnionBanCal Corporation & Union Bank, N.A.
Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $88.2 billion at September 30, 2012. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. As of September 30, 2012, the bank operated 402 branches in California, Washington, Oregon, Texas, New York and Illinois, as well as two international offices. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG) (NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

Important Information about Forward-Looking Statements
This message contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding guidance about and achievement of financial goals and anticipated growth for 2013 and 2014. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Justin Vaicek
Liolios Group, Inc.
ICPW@liolios.com
(949) 574-3860